UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2006
SUPERIOR ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20310	75-2379388
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

1105 Peters Road, Harvey, Louisiana	70058
(Address of principal executive offices)	(Zip Code)
(504) 362-4321
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement
Purchase Agreement for 1.5% Senior Exchangeable Notes.
          On December 7, 2006, Superior Energy Services, Inc., a Delaware corporation (“Superior Energy”), and SESI, L.L.C., a Delaware limited liability company and wholly-owned subsidiary of Superior Energy (“SESI”), executed a Purchase Agreement with Bear, Stearns & Co. Inc., Lehman Brothers Inc. and JPMorgan Securities Inc, or the initial purchasers, under which SESI agreed to issue $400.0 million aggregate principal amount of its 1.5% Senior Exchangeable Notes due 2026 (including $50.0 million aggregate principle amount of notes from the immediate exercise of the initial purchasers’ option to purchase additional notes). The description of the Purchase Agreement in this report is a summary only, is not necessarily complete, and is qualified by the full text of the Purchase Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.
The Notes and the Indenture.
          The notes are governed by an Indenture dated as of December 12, 2006 among The Bank of New York Trust Company, N.A., as trustee , Superior Energy, SESI and SESI’s significant domestic subsidiaries, which are the same subsidiaries that guarantee SESI’s outstanding 6 7/8% Senior Notes due 2014. The description of the notes and indenture in this report is a summary only, is not necessarily complete, and is qualified by the full text of the indenture filed herewith as Exhibit 4.1 and incorporated herein by reference.
          The notes bear interest at a rate of 1.5 % per annum prior to December 15, 2011, decreasing to a rate of 1.25% per annum from that date. Interest on the notes accrues from December 12, 2006. Interest is payable semiannually in arrears on December 15 and June 15 of each year, beginning June 15, 2007. SESI will pay additional interest, if any, under the circumstances described in the indenture.
          The notes will mature on December 15, 2026. Holders may exchange their notes at their option at any time prior to the close of business on the business day immediately preceding the maturity date under the following circumstances: (1) during any fiscal quarter (and only during such fiscal quarter) commencing after March 31, 2007, if the last reported sale price of Superior Energy’s common stock is greater than or equal to 135% of the exchange price of the notes for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter; (2) prior to December 15, 2011, during the five business-day period after any 10 consecutive trading-day period, or the measurement period, in which the trading price of $1,000 principal amount of notes for each trading day in the measurement period was less than 95% of the product of the last reported sale price of Superior Energy’s common stock and the exchange rate on such trading day; (3) if the notes have been called for redemption; or (4) upon the occurrence of specified corporate transactions described in the indenture that constitute a fundamental change. Holders may also exchange their notes at their option at any time beginning on September 15, 2026, and ending at the close of business on the second business day immediately preceding the maturity date.

          The initial exchange rate of the notes is 21.9414 shares of Superior Energy’s common stock per $1,000 principal amount of notes, equivalent to an initial exchange price of approximately $45.58 per share of Superior Energy’s common stock. The exchange rate is subject to adjustment in some events described in the indenture but will not be adjusted for accrued interest. In addition, following certain corporate transactions that occur prior to December 15, 2011 and that also constitute fundamental changes as contemplated in the indenture, SESI will increase the exchange rate for holders who elect to exchange notes in connection with such corporate transactions in certain circumstances. Upon exchange, SESI will have the right to deliver either (i) in the case of any exchange prior to December 15, 2011, shares of Superior Energy’s common stock based upon the applicable exchange rate or (ii) a combination of cash and shares of Superior Energy’s common stock, if any, based on a daily exchange value (as described in the indenture) calculated on a proportionate basis for each day of the 25 trading-day observation period.
          In the event that SESI receives a holder’s notice of exchange upon satisfaction of one or more of the conditions to exchange, SESI will notify the relevant holders within two scheduled trading days following the exchange date how it will satisfy its obligation to exchange the notes. However, SESI will not be permitted to elect to satisfy its obligation to exchange the notes solely in shares of Superior Energy’s common stock on or after December 15, 2011, in connection with any exchanges made in connection with a redemption of the notes at its option, or if, at any time on or before the 28th scheduled trading day prior to December 15, 2011, SESI has made the election to waive, in its sole discretion without the consent of the holders of the notes, by notice to the trustee and the holders of the notes, its right to satisfy its obligation to exchange the notes prior to December 15, 2011 solely in shares of Superior Energy’s common stock.
          In case of a satisfaction of SESI’s obligation to exchange the notes by a combination of cash and shares of Superior Energy’s common stock, upon exchange SESI will, except in the event of an exchange in lieu of exchange as described in the indenture, deliver to holders in respect of each $1,000 principal amount of notes being exchanged a “settlement amount” equal to the sum of the daily settlement amounts for each of the 25 VWAP trading days during the observation period.
     “Daily settlement amount,” for each of the 25 VWAP trading days during the observation period, consists of:
•	cash equal to the lesser of $40 and the daily exchange value; and

•	to the extent the daily exchange value exceeds $40, a number of shares of Superior Energy’s common stock equal to, (A) the difference between the daily exchange value and $40, divided by (B) the daily VWAP for such VWAP trading day.
     “Daily exchange value” means, for each of the 25 consecutive VWAP trading days during the observation period, 4% of the product of (1) the applicable exchange rate and (2) the daily VWAP of Superior Energy’s common stock on such VWAP trading day.

     “Daily VWAP” means, for each of the 25 consecutive VWAP trading days during the observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SPN UN <EQUITY> VAP <GO>” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such VWAP trading day (or if such volume-weighted average price is unavailable, or if such page or its equivalent is unavailable, the (a) price of each trade in shares of Superior Energy’s common stock multiplied by the number of shares in each such trade (b) divided by the total shares traded, in each case during such VWAP trading day between 9:30 a.m. and 4:00 p.m., New York City Time on the New York Stock Exchange or, if Superior Energy’s common stock is not traded on the New York Stock Exchange, the principal U.S. national or regional securities exchange on which Superior Energy’s common stock is listed, by a nationally recognized independent investment banking firm (which may be one of the initial purchasers or its affiliates) retained for this purpose by SESI).
     A “VWAP trading day” is any scheduled trading day on which (i) there is no market disruption event and (ii) the New York Stock Exchange or, if Superior Energy’s common stock is not quoted on the New York Stock Exchange, the principal U.S. national or regional securities exchange on which Superior Energy’s common stock is listed, is open for trading or, if shares of Superior Energy’s common stock are not so listed, admitted for trading or quoted, any business day. A “VWAP trading day” only includes those scheduled trading days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system. For the purposes of the definition of “VWAP trading day,” “market disruption event” means (i) a failure by the primary U.S. national securities exchange or market on which Superior Energy’s common stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. on any scheduled trading day for Superior Energy’s common stock for an aggregate one half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in Superior Energy’s common stock or in any options contracts or future contracts relating to Superior Energy’s common stock.
     “Observation period” with respect to any note means the 25 consecutive VWAP trading day period beginning on and including the third trading day after the related exchange date, except that with respect to any related exchange date occurring after the date of issuance of a notice of redemption,” the “observation period” means the 25 consecutive VWAP trading days beginning on and including the 28th scheduled trading day prior to the applicable redemption date.
     “Scheduled trading day” means a day that is scheduled to be a trading day on the primary United States national securities exchange or market on which Superior Energy’s common stock is listed or admitted to trading.
     SESI may not redeem the notes before December 15, 2011. On or after December 15, 2011, SESI may redeem all or part of the notes at any time. Any redemption of the notes will be for cash at 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

     Subject to certain conditions set forth in the indenture, holders may require SESI to purchase all or a portion of their notes on each of December 15, 2011, December 15, 2016 and December 15, 2021. In addition, if Superior Energy experiences specified types of corporate transactions, holders may require SESI to purchase all or a portion of their notes. Any repurchase of the notes pursuant to these provisions will be for cash at a price equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the purchase date.
     The notes are SESI’s senior, unsecured obligations, and rank equal in right of payment to all of its other existing and future senior indebtedness. The notes are guaranteed on a senior, unsecured basis by Superior Energy and SESI’s current domestic significant subsidiaries, which are the same subsidiaries that guarantee SESI’s outstanding 6 7/8% Senior Notes due 2014. Future subsidiaries that guarantee other indebtedness of SESI, SESI’s domestic subsidiaries or Superior Energy will also guarantee the notes. The notes and the subsidiary guarantees will be effectively subordinated to all of SESI’s secured indebtedness and that of SESI’s subsidiary guarantors, including indebtedness under SESI’s revolving credit facility, to the extent of the value of SESI’s assets and those of its subsidiaries collateralizing such indebtedness.
     If Superior Energy undergoes a fundamental change, the holders of the notes will have the right, at their option, to require SESI to purchase all or any portion of their notes. The fundamental change purchase price will be 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest, including any additional interest, to but excluding the fundamental change purchase date. SESI will pay cash for all notes so purchased. A “fundamental change” will be deemed to have occurred if any of the following occurs:
(1)	a “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, or the Exchange Act, other than Superior Energy, its subsidiaries or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Superior Energy’s common equity representing more than 50% of the ordinary voting power of Superior Energy’s common equity;

(2)	consummation of any share exchange, consolidation or merger of Superior Energy pursuant to which Superior Energy’s common stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of Superior Energy’s and its subsidiaries’ assets, taken as a whole, to any person other than one of its subsidiaries; provided, however, that a transaction where the holders of more than 50% of all classes of Superior Energy’s common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving entity or transferee or the parent thereof immediately after such event will not be a fundamental change; or

(3)	Superior Energy’s common stock (or other common stock for which the notes are then exchangeable) ceases to be listed on a U.S. national or regional securities exchange or quoted on an established automated over-the-counter trading market in the United States for a period of 30 consecutive scheduled trading days.
          A fundamental change described in clause (2) of the definition will not be deemed to have occurred, however, if at least 90% of the consideration received or to be received by Superior Energy’s common stockholders, excluding cash payments for fractional shares and cash payments in respect of statutory dissenters’ rights, in connection with the transaction or transactions constituting the fundamental change described in clause (2) of the definition consists of shares of common stock traded on a U.S. national or regional securities exchange, or which will be so traded when issued or exchanged in connection with a fundamental change described in clause (2) of the definition (these securities being referred to as “publicly traded securities”) and as a result of this transaction or transactions the notes become exchangeable for such publicly traded securities, excluding cash payments for fractional shares and cash payments in respect of statutory dissenters’ rights.
          Each of the following is an event of default under the indenture and the notes:
(1)	default in any payment of interest, including any additional interest, and any “make-whole” premium on any note when due and payable and the default continues for a period of 30 days;

(2)	default in the payment of principal of any note when due and payable at its stated maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(3)	failure by SESI to comply with its obligation to exchange the notes in accordance with the indenture upon exercise of a holder’s exchange right and such failure continues for a period of 10 days;

(4)	failure by SESI to give a fundamental change notice, notice of a specified corporate transaction or a public acquirer change of control notice as required by the indenture, in each case when due;

(5)	failure by SESI or Superior Energy to comply with its obligations not to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, another person, unless (i) the resulting, surviving or transferee entity (if not Superior Energy or SESI) expressly assumes by supplemental indenture all of SESI’s obligations under the notes, the indenture and, to the extent then still operative, the registration rights agreement; and (ii) immediately after giving effect to such transaction, no default has occurred and is continuing under the indenture;

(6)	failure by SESI or Superior Energy for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of its other agreements contained in the notes or indenture;

(7)	default by SESI, Superior Energy or any subsidiary in the payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced any indebtedness for money borrowed in excess of $20 million in the aggregate of Superior Energy, SESI and/or any subsidiary, whether such indebtedness now exists or is hereafter be created resulting in such indebtedness becoming or being declared due and payable, and such acceleration is not rescinded or annulled within 30 days after written notice of such acceleration has been received by Superior Energy, SESI or such subsidiary from the trustee (or to Superior Energy, SESI and the trustee from the holders of at least 25% in principal amount of the outstanding notes);

(8)	certain events of bankruptcy, insolvency, or reorganization of Superior Energy, SESI or any significant subsidiary (as defined in Regulation S-X under the Exchange Act); or

(9)	except as permitted by the indenture, any subsidiary guarantee is held in any final judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any guarantor, or any person acting in behalf of any guarantor, denies or disaffirms its obligations under its subsidiary guarantee.
          If an event of default occurs and is continuing, the trustee by notice to SESI, or the holders of at least 25% in principal amount of the outstanding notes by notice to SESI and the trustee, may, and the trustee at the request of such holders must, declare 100% of the principal of and accrued and unpaid interest, including additional interest, or premium, if any, on all the notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization, involving Superior Energy, SESI or a significant subsidiary, 100% of the principal, premium, if any, and accrued and unpaid interest on the notes will automatically become due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, including any additional interest will be due and payable immediately.
          Notwithstanding the foregoing, the indenture provides that the sole remedy for an event of default relating to the failure to comply with the reporting obligations in the indenture and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the 365 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at an annual rate equal to 0.50% of the principal amount of the notes. This additional interest will be in addition to any additional interest that may accrue as a result of a registration default as described below under “Registration Rights Agreement” and will be payable in the same manner as other interest accruing under the indenture. The additional interest will accrue on all outstanding notes from and including the date on which an event of default relating to a failure to comply with the reporting obligations in the indenture first occurs to but not including the 365th day thereafter (or such earlier date on which the event of default relating to the reporting obligations shall have been cured or waived). On such 365th day (or earlier, if the event of default relating to the reporting obligations is cured or waived prior to such 365th day), such additional interest will cease to accrue and the notes will be subject to acceleration as provided above if the event of default is continuing. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default and will have no effect on the rights of holders of notes under the registration rights agreement.
          The notes and shares of Superior Energy’s common stock issuable in certain circumstances upon the exchange of the notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). SESI sold the notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The initial purchasers then sold the notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. SESI relied on these exemptions from registration based in part on representations made by the initial purchasers in the Purchase Agreement.
Registration Rights Agreement
          In connection with the issuance of the notes, Superior Energy, SESI and the other guarantors entered into a Registration Rights Agreement dated December 12, 2006 providing for their obligation to register the resale of the notes, and shares of Superior Energy’s common stock issued upon exchange of the notes, under the Securities Act. The description of the Registration Rights Agreement in this report is a summary only, is not necessarily complete, and is qualified by the full text of the Registration Rights Agreement filed herewith as Exhibit 10.2 and incorporated herein by reference.
     Pursuant to the Registration Rights Agreement, Superior Energy, SESI and the other guarantors agreed for the benefit of the holders of the notes and the common stock issuable upon exchange of the notes that they will, at their cost:
•	use reasonable best efforts to cause a shelf registration statement covering resales of the notes and the common stock issuable upon the exchange of the notes pursuant to Rule 415 under the Securities Act to become effective under the Securities Act no later than 180 days after the original date of issuance of the notes; and

•	subject to certain rights to suspend use of the shelf registration statement, use reasonable best efforts to keep the shelf registration statement effective until the date there are no longer any registrable securities.
     Superior Energy, SESI and the other guarantors will be permitted to suspend the effectiveness of the shelf registration statement or the use of the prospectus that is part of the shelf registration statement during specified periods (not to exceed 120 days in the aggregate in any 12 month period) in specified circumstances, including circumstances relating to pending corporate developments. Superior Energy, SESI and the other guarantors need not specify the nature of the event giving rise to a suspension in any notice to holders of the notes of the existence of a suspension.
     Superior Energy, SESI and the other guarantors have agreed jointly and severally to pay predetermined additional interest as described in the indenture, which is referred to in this report as additional interest, to holders of the notes if the shelf registration statement does not become effective as described above or if the prospectus is unavailable for periods in excess of those permitted above. The additional interest, if any, will accrue until a failure to become effective or unavailability is cured in respect of any notes required to bear a legend restricting their transfer under the Securities Act, at a rate per annum equal to 0.25% for the first 90 days after the occurrence of the event and 0.50% after the first 90 days of the outstanding principal amount thereof, provided that no additional interest will accrue with respect to any period after the second anniversary of the original issuance of the notes and provided further that, if the shelf registration statement has become effective but is unavailable for periods in excess of those permitted above, additional interest will accrue on registrable securities only. No additional interest or other additional amounts will be payable in respect of shares of Superior Energy’s common stock into which the notes have been exchanged that are required to bear a legend restricting their transfer under the Securities Act in relation to any registration default.
Exchangeable Note Hedge and Warrant Transactions
          In connection with the sale of the notes, SESI entered into exchangeable note hedge transactions with respect to Superior Energy’s common stock with Bear, Stearns International Limited and Lehman Brothers OTC Derivatives Inc., or the dealers. Each of the exchangeable note hedge transactions involves the purchase of call options, or the call options, with exercise prices equal to the exchange price of the notes, and are intended to limit exposure to dilution to Superior Energy’s stockholders upon the potential future exchange of the notes. The call options cover, subject to customary anti-dilution adjustments, approximately 8.8 million shares of Superior Energy’s common stock at a strike price of approximately $45.58 per share of Superior Energy’s common stock. The description of the call options in this report is a summary only, is not necessarily complete, and is qualified by the full text of the agreements relating to the call options filed herewith as Exhibits 10.3 and 10.4, respectively, and incorporated herein by reference.
          Superior Energy also entered into separate warrant transactions, or warrants, whereby Superior Energy sold to the dealers warrants to acquire, subject to customary anti-dilution adjustments, approximately 8.8 million shares of Superior Energy’s common stock at a strike price of approximately $59.42 per share of common stock. On exercise of the warrants, Superior Energy has the option to deliver cash or shares of Superior Energy’s common stock equal to the difference between the then market price and strike price. The description of the warrants in this report is a summary only, is not necessarily complete, and is qualified by the full text of the agreements relating to the warrants filed herewith as Exhibits 10.5 and 10.6, respectively, and incorporated herein by reference.
          The call options and the warrants described herein will effectively increase the exchange price of the notes to approximately $59.42 per share of Superior Energy’s common stock, representing a 76% premium based on the last reported sale price on December 7, 2006 of $33.76 per share. The call options and warrants are separate contracts entered into by Superior Energy and SESI and each of the dealers, are not part of the terms of the notes and will not affect the holders’ rights under the notes.

          The warrants and the underlying shares of Superior Energy’s common stock issuable upon exercise of the warrants have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
Certain Relationships
          The trustee under the indenture and its affiliates, as well as certain of the initial purchasers and their respective affiliates, have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us, for which they received or will receive customary fees and expenses. The trustee is also the trustee under the indenture governing SESI’s 6 7/8% Senior Notes due 2014.
Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
          The information disclosed under Item 1.01 is incorporated herein by reference.
Item 3.02 – Unregistered Sales of Equity Securities
          The information disclosed under Item 1.01 is incorporated herein by reference.
Item 8.01 – Other Events
          On December 12, 2006, Superior Energy announced the closing of $400.0 million aggregate principal amount of 1.5% Senior Exchangeable Notes due 2026 issued by SESI, its wholly-owned subsidiary, that were privately offered within the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act together with a concurrent stock repurchase and exchangeable note hedge and warrant transactions. In connection with the issuance of the notes, on December 12, 2006, Superior Energy paid approximately $160 million to repurchase approximately 4,739,300 shares of Superior Energy’s common stock. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 – Financial Statements and Exhibits
(d) Exhibits.

4.1	Indenture dated as of December 12, 2006 by and among Superior Energy Services, Inc., SESI, L.L.C., the guarantors named therein and The Bank of New York Trust Company, N.A., as trustee (including form of 1.5% Senior Exchangeable Notes due 2026).

10.1	Purchase Agreement dated December 7, 2006 by and among Superior Energy Services, Inc., SESI, L.L.C., the guarantors named therein, and Bear, Stearns & Co. Inc. and

Lehman Brothers Inc. as representatives of the initial purchasers named in Schedule I thereto. (The registrant agrees to furnish supplementally a copy of any omitted schedules and exhibits to the SEC upon request.)

10.2	Registration Rights Agreement dated December 12, 2006 by and among Superior Energy Services, Inc., SESI, L.L.C., the guarantors named therein, Bear, Stearns & Co. Inc., Lehman Brothers Inc. and JPMorgan Securities Inc.

10.3	Confirmation of OTC Exchangeable Note Hedge dated as of December 7, 2006 by and between SESI, L.L.C. and Bear, Stearns International, Limited.

10.4	Confirmation of OTC Exchangeable Note Hedge dated as of December 7, 2006 by and between SESI, L.L.C. and Lehman Brothers OTC Derivatives Inc.

10.5	Confirmation of OTC Warrant Confirmation dated as of December 7, 2006 by and between Superior Energy Services, Inc. and Bear, Stearns International, Limited.

10.6	Confirmation of OTC Warrant Confirmation dated as of December 7, 2006 by and between Superior Energy Services, Inc. and Lehman Brothers OTC Derivatives Inc.

99.1	Press Release, dated December 12, 2006.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.
By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer

Dated: December 12, 2006

EXHIBIT INDEX

4.1	Indenture dated as of December 12, 2006 by and among Superior Energy Services, Inc., SESI, L.L.C., the guarantors named therein and The Bank of New York Trust Company, N.A., as trustee (including form of 1.5% Senior Exchangeable Notes due 2026).

10.1	Purchase Agreement dated December 7, 2006 by and among Superior Energy Services, Inc., SESI, L.L.C., the guarantors named therein, and Bear, Stearns & Co. Inc. and Lehman Brothers Inc. as representatives of the initial purchasers named in Schedule I thereto.

10.2	Registration Rights Agreement dated December 12, 2006 by and among Superior Energy Services, Inc., SESI, L.L.C., the guarantors named therein, Bear, Stearns & Co. Inc., Lehman Brothers Inc. and JPMorgan Securities Inc.

10.3	Confirmation of OTC Exchangeable Note Hedge dated as of December 7, 2006 by and between SESI, L.L.C. and Bear, Stearns International, Limited.

10.4	Confirmation of OTC Exchangeable Note Hedge dated as of December 7, 2006 by and between SESI, L.L.C. and Lehman Brothers OTC Derivatives Inc.

10.5	Confirmation of OTC Warrant Confirmation dated as of December 7, 2006 by and between Superior Energy Services, Inc. and Bear, Stearns International, Limited.

10.6	Confirmation of OTC Warrant Confirmation dated as of December 7, 2006 by and between Superior Energy Services, Inc. and Lehman Brothers OTC Derivatives Inc.

99.1	Press Release, dated December 12, 2006.